Exhibit 99.1

ANGI REPORTS SELECTED PRELIMINARY FINANCIAL INFORMATION FOR Q1 2020

DENVER— April 14, 2020—ANGI Homeservices (NASDAQ: ANGI) released preliminary selected financial information for its first quarter today. A letter to IAC shareholders from IAC’s CEO Joey Levin released on April 6, 2020, which includes a discussion of ANGI Homeservices, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.

Based on information available, ANGI Homeservices expects for Q1 2020:

•	Revenue in the range of $340-$345 million

•	Operating loss in the range of $15-$20 million

•	Adjusted EBITDA in the range of $30-$35 million

As of March 31, 2020, ANGI had $384.2 million in cash and cash equivalents, $244.1 million of debt, the substantial majority of which is due in November 2023, and $250 million available under its revolving credit facility, which expires in November 2023. Accordingly, we believe ANGI has ample access to capital to navigate current and coming economic pressures.

“We are in a strong position to navigate these unprecedented times,” said Brandon Ridenour, CEO of ANGI Homeservices. “I’m proud of the essential work our local service pros are doing every day. We will continue to stand by our employees, homeowners and the local businesses who keep their homes safe.”

ANGI Homeservices is also withdrawing its prior full year 2020 guidance due to the impact of COVID-19 on its business. The Company is unable to provide updated full year 2020 guidance given the uncertainties surrounding the impact of COVID-19 on its business, which may include the economic impact on consumers and the willingness of homeowners and service professionals to resume contact.

As of the date of this release, the Company has not yet completed its financial close process for the quarter. As a result, the information herein is preliminary and based upon information available to the Company as of the date of this release. During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented above. The Company expects to release its full fiscal first quarter results in early May, 2020.

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

	For the three months ended March 31, 2020
($ in millions)	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
Total ANGI Homeservices	$(20-$15)	$26	$12	$13	$30-$35

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA, which is a supplemental measure to GAAP. Adjusted EBITDA is among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results. ANGI Homeservices endeavors to compensate for the limitations of this non-GAAP measure presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definition of Non-GAAP Measure

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes the impact of certain expenses.

Non-Cash Expenses That Are Excluded From Adjusted EBITDA

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of SARs, RSUs, stock options and performance-based RSUs. These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the outbreak of the COVID-19 coronavirus, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, our ability to market our various products and services in a successful and cost-effective manner, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability develop and monetize version of our products and services for mobile devices, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties), any challenge to the contractor classification or employment status of Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, operational and financial risks relating to acquisitions, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, increased costs and strain on our management as a result of operating as a new public company, various risks related to our relationship with IAC and our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release. ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) turns home improvement jobs imagined into jobs well-done. People throughout North America and Europe rely on us to book quality home service pros across 500 different categories, from repairing and remodeling to cleaning and landscaping. Over 250,000 service professionals find work through ANGI Homeservices, and consumers turn to at least one of our brands to find a pro for more than 20 million projects each year. We’ve established category-transforming products through brands such as HomeAdvisor®, Angie’s List®, Handy and Fixd Repair – as well as international brands such as HomeStars, MyHammer, MyBuilder, Instapro, Travaux and Werkspot. Our marketplaces have enabled more than 150 million consumer-to-pro connections, meaningfully redefining how easily and effectively home pros are discovered and hired.  The Company is headquartered in Denver, Colorado. Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angihomeservices.com